NON-DISCLOSURE AGREEMENT

     ("Discloser") Francois Vautour and Chelsea Collection, Inc. and INTERNATIONAL VITAMIN COMPANY, LLC ("Recipient") agree that the following terms and conditions apply to confidential information ("Information") given to the Recipient under this Agreement. Both parties agree that the mutual objective under this Agreement is to provide appropriate protection for Information while maintaining the ability to conduct business activities. Information shall be defined as: (a) Discloser's product formulas for each of its products as determined by Discloser Francois Vautour (and approved by Recipient) from time to time; and (b) marketing, sales and financial documents or information which relates to Disclosure and its products; (c) any other documentation or information which by prior written notice Discloser informs recipient that such matters are "confidential information". All of the forgoing is subject to the exceptions hereinafter set forth. Any and all information and/or documents related to the formula are per se confidential.

 1.  DISCLOSURE;

     Information that is disclosed which relates to the evaluation of a business opportunity will be disclosed in writing and indicated as confidential information. The Discloser as it relates to the formula will be Francois Vautour exclusively. Unless written notice is given by Francois Vautour no-one other than the employees involved can have information related to the formula.
          a. Liquidated Damages regarding breach of the formula will apply to Francois Vautour and to Chelsea Collection, Inc. as it relates to the loss of revenues for the breach.

 2.  OBLIGATION OF CONFIDENTIALLITY

     Recipient may use the information solely for the purposes of the agreement. Recipient may disclose information to (a) its employees, professional consultants as may be necessary or expedient to perform the duties of Recipient; and (b) any other parties with Disclosure's prior written consent; and (c) if requested by any judicial government or regulatory authority to disclose information. The Recipient will be responsible for any dissemination of the confidential materials by anyone they disclose it to including employees. This agreement will be for a two year period and be self renewing for same length of time unless either party terminates the agreement in writing.

 3.  CONFIDENTIALLITY PERIOD

     Disclosed information continues to be subject to this Agreement during the term of this Agreement and ongoing after the last transaction between parties from the date this Agreement. In the event this Agreement is terminated all information related to the products must be returned to the Company and Francois Vautour.

 4.  EXCEPTIONS

     No obligation of confidentiality applies to any Information that Recipient:

          a)   already possesses without obligation of confidentiality

          b)   develops independently; or

          c) rightfully receives without obligations of confidentiality from a third party

          d) any data or information generally known to the public and/or industry


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     It is acknowledged by the parties that Discloser uses many if not all of the same ingredients currently manufactured by Recipient for its own products and for products it manufactures for others, however in different proportions and/or appearance. Nothing herein shall prevent Recipient from making products having similar ingredients as Discloser's products, however not having the same proportions of such ingredients as designed as Discloser's products unless such proportions are already being manufactured by Recipient or its other customers.

     Neither this Agreement nor any disclosure information grants recipient any license under any patents, copyrights, or other intellectual property rights established by Discloser.

 5. REPRESENTATIONS AND WARRANTIES

     Discloser hereby represents and warrants that any Information disclosed to Recipient as being solely owned and confidential to Disclosure is not the property of any other party for which Discloser is obligated to keep confidential from the Recipient from the sale of Discloser's products in breach of the abovementioned representations and warranties and the duties and obligations of Disclosure to any other party, including the payment of any royalties, if any, that Discloser may owe any other party regarding the sale of such products.

 6.  TERMINATION

     Either party may terminate this Agreement by providing the proper notice to the other party. Upon notice of a request for termination, the Recipient shall (i) cease using the Information, (ii) return the Information and all copies, notes or extracts thereof to the Discloser within seven (7) days of demand or alternatively, certify that all information has been destroyed, and (iii) upon request of the Discloser, certify in writing that the Recipient has complied with the obligations set forth in this paragraph.

 7.  NOTICE

     All notices and demands hereunder shall be in writing and shall be served by personal service or by mail at the address of the Recipient. All notices or demands by mail shall be certified or registered mail, return receipt requested, or by nationally recognized private express courier, and shall be deemed complete upon receipt.

 8.  NON-CIRCUMVENTION/NON-COMPETE

     Except as otherwise set forth here in this Agreement, the Recipient hereby agrees not to solicit the clients of Discloser which have been disclosed to Recipient as confidential information and are not already also the customers of Recipient as herein set forth without written consent of Discloser. Furthermore, the Recipient agrees to advise its employees to better assure that said employees do not utilize the confidential information in contacting Discloser's clients. In the event of breach of this paragraph, it is understood that Discloser shall have such rights and remedies as elsewhere set forth in this Agreement.

 9.  GENERAL PROVISIONS

          a) This Agreement does not require either party to disclose or receive information.

          b) Neither party may assign its rights or delegates its duties or obligations under this Agreement without prior written consent. Any attempt to do so is void.


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          c)   This Agreement shall be in all respects, governed by and
               construed and enforced in accordance with the laws of the State of Nevada, including all matters of construction, validity and performance. Any action to enforce or interpret the terms of this Agreement shall be instituted and maintained in a court of competent jurisdiction in Clark County, Nevada. The parties respectfully hereby consent to jurisdiction of such court and waive any obligations to such jurisdiction. In any action or proceeding arising out of this Agreement, the party prevailing in such action shall be entitled to recover its reasonable attorney's fees and costs awarded by said court of competent jurisdiction.

          d) Either party may terminate this agreement by providing written notice to the other. Any provisions of this Agreement which by their nature extend beyond its termination will remain in effect beyond such termination until fulfilled and will apply to either party's successors or assigns. Upon Discloser's written request, Recipient, at is option, will return or destroy all information, including copies.

          e) Except as modified by written agreement signed by Parties, the terms and conditions of this Agreement remain in full force and effect.

          f) No representations or statements of any kind made by either party that are not expressly stated herein shall be binding on such party. The parties agree that there are no third party beneficiaries to this Agreement.

          g) No supplement, modification, or amendment of this Agreement shall be binding, unless executed in writing by a duly authorized representative of each party to this Agreement except where indicated otherwise.

          h) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same document.

          i) It is agreed and acknowledged by the signatories that it shall be binding on the parties hereto, their assigns, clients, employees, representatives, agents, heirs, and successor(s), that their signatures on facsimile transmissions will have the same force and effect as originals.

          j) Neither party shall have any obligation by virtue of this Agreement to procure any goods or services from the other party, nor to enter into any further agreements with the other party. However, this paragraph shall not apply once subsequent agreements are entered into between the parties to procure goods or services from the other party.


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               By:  ____________________________________

               Name:  Francois Vautour

               Title:  ___________________________________

               Date:  ___________________________________


               By:  ____________________________________

               Name:  __________________________________

               Title:  _________________, Chelsea Collection, Inc.

               Date:  ___________________________________


               NATIONAL VITAMIN COMPANY, LLC ("RECIPIENT")

               By:  _____________________________________

               Name:  Earl Courtney, Sr.

               Title:  General Manager

               Date:  ____________________________________


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